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                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__ )

Filed by the Registrant   [X]

Filed by Party other than the Registrant   [ ]

Check the appropriate box:
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      Rule 14a-6(e)(2)
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                              EQUUS II INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

         Dana Hiller, 2929 Allen Parkway, Suite 2500, Houston, TX 77019
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:
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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5)  Total fee paid:
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[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
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         offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its
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                              EQUUS II INCORPORATED

                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019
                                 (713) 529-0900

                   Supplement to Notice of and Proxy Statement
                   Relating to Annual Meeting of Stockholders
                             to be Held May 9, 2003

                                  -------------

     This is to notify you that the portion of Item 3 of the Items of Business to be considered at the Annual Meeting of Stockholders pertaining to the amendment of the Fund's 1997 Stock Incentive Plan (the "1997 Plan") to permit the granting of dividend equivalent rights to directors of the Fund who are neither officers nor employees of the Fund is being withdrawn and will not be considered at the meeting. Only the portion of Item 3 relating to the amendment of the 1997 Plan to authorize the cancellation and reissuance of certain options granted to non-employee directors of the Fund under the 1997 Plan will be considered.

     Attached is a revised Item 3-Approval of an Amendment to the Fund's 1997 Stock Incentive Plan and Cancellation and Reissuance of Certain Options to Non-Employee Directors of the Fund under the Fund's 1997 Stock Incentive Plan.

                                    By Order of the Board of Directors

                                    TRACY H. COHEN,
                                    Secretary



A new proxy card is not being provided. If you have already submitted a proxy card, you do not need to submit a new card with respect to the revised Item 3. If you have not already submitted a proxy card, the proxy card furnished with the proxy statement may be used to vote on Item 3 as revised.

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      ITEM 3 -- APPROVAL OF AN AMENDMENT TO THE FUND'S 1997 STOCK INCENTIVE
         PLAN AND CANCELLATION AND REISSUANCE OF CERTAIN OPTIONS GRANTED
          TO NON-EMPLOYEE DIRECTORS UNDER THE 1997 STOCK INCENTIVE PLAN

     On May 15, 1997, the Board of Directors of the Fund implemented an executive compensation plan in the form of a stock option plan meeting the requirements of Section 61(a)(3)(B) of the Investment Company Act to provide incentive compensation to the individuals who manage the Fund. Officers, employees, and directors of the Fund are eligible to participate in the 1997 Stock Incentive Plan (the "Plan"). The Plan was approved by the Board on February 7, 1997, and by the Fund's stockholders on April 9, 1997. The portion of the Plan applicable to non-employee directors was implemented following receipt of an order from the Securities and Exchange Commission ("SEC") dated November 4, 1997, approving that portion of the Plan.

     The Fund proposes to make certain technical amendments to permit the Fund to make a one-time grant of options to its non-employee directors to replace certain outstanding options that will be cancelled. The Board believes that the Plan plays an integral role in retaining the services of experienced personnel, in encouraging such personnel to have a greater personal financial investment in the Fund, and to align the interests of management with the Fund's stockholders through increased employee ownership of the Fund.

     The Fund does not have a profit-sharing plan as described in Section 57(n) of the Act and does not pay incentive compensation to its management under
Section 205 of the Investment Adviser Act. Other than stock options issued to officers and directors of the Fund under the Plan, the Fund does not currently have outstanding any warrants, options, or rights to purchase its voting securities.

     In addition to providing for the grant of stock options to officers and employees of the Fund, each non-employee director serving on the Board on November 4, 1997, was granted a nonqualified stock option to purchase 5,500 shares of common stock, $.001 par value, of the Fund that vested 50% immediately and 16-2/3% on the first, second, and third anniversaries of the date of grant. Each new non-employee director is granted upon his or her election, a nonqualified stock option for a similar number of shares. In addition, beginning with the 1998 annual meeting of stockholders of the Fund, each non-employee director elected was, and will be, on the first business day following the annual meeting, granted a nonqualified stock option to purchase 2,200 shares of common stock. The exercise price of the options is the closing price of the common stock on the New York Stock Exchange on the date the option is granted or if no market for the common stock exists, the current net asset value of the shares of common stock. Each option is exercisable during the period beginning six months after the date of grant and ending ten years after the date of grant. In the event of the termination of a director's services because of death, permanent disability, or retirement, any unvested options vest and the director or, if the director is not living, the director's estate, may exercise his or her options during the one-year period following the date of death, permanent disability, or retirement. The termination of a director's services will not otherwise accelerate the termination date of his or her options. Options may not be assigned or transferred other than by will or the laws of descent and distribution.

     The establishment and amendment of stock option plans pursuant to which options are granted to non-employee directors of a business development company must be approved by the SEC. The Fund received an order from the SEC approving the Plan in 1997. The Fund has filed an application with the SEC to permit the award of dividend equivalent rights to non-employee directors and to permit a special one-time grant of options to replace certain outstanding options that will be cancelled. Implementation of the following amendments to the Plan and the cancellation and reissuance of options to the non-employee directors is subject to receipt of an order from the SEC approving such amendments and options.

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     Non-employee directors hold options to purchase a total of 96,800 shares.
These options represent less than 9% of the total options outstanding and less than 1.6% of the issued and outstanding shares of the Fund. The average exercise price of outstanding options issued to the non-employee directors prior to 2003 is approximately $18.08 per share.

     Each of the six non-employee directors has been granted and currently holds the following options to purchase shares under the Plan:

          Date of Grant      Number of Options (1)           Exercise Price
          -------------      -------------------             --------------
            11/4/1997                  5,500                  $ 21.82
            5/14/1998                  2,200                    24.95
             5/6/1999                  2,200 (2)                14.15
            5/10/2000                  2,200                     9.04
             5/4/2001                  2,200                    8.45
             5/7/2002                  2,200                    7.80
                                       -----
                 Total                16,500
                                      ======

     The Board proposes to amend or modify the Plan, subject to stockholder approval, to permit (1) the cancellation of outstanding options to purchase 96,800 shares held by non-employee directors (outstanding options granted prior to 2003) and (2) a one-time grant of options to purchase 16,500 shares (15,400 shares in the case of Mr. Storms and Dr. Tuggle) to each non-employee director at the closing price of the EQS shares on the date of the 2003 Annual Meeting.

     As originally adopted, the Plan does not permit members of the Compensation Committee to receive awards under the Plan other than Automatic Awards, as defined in the Plan. This provision was included in the Plan at the time of its original drafting to permit options granted under the Plan to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934 (short-swing profits) provided by Rule 16b-3. Subsequent to the Plan's adoption, the SEC amended Rule 16b-3 to broaden the types of exempt transactions. Under Rule 16b-3, as amended, the grant of options to directors are exempt from Section 16(b) if (1) the grant is approved by the board of directors of the issuer, a committee of the board of directors that is comprised solely of two or more Non-Employee Directors (as defined in Rule 16b-3), (2) the grant is approved by the stockholders of the issuer, or (3) the equity securities so acquired are held for a period of six months following acquisition.

     The Board proposes the following amendment to the Plan:

     1. Paragraph 1.2(a) of the Plan will be amended to read as follows:

          (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of the Company (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board of Directors. Each member of the Committee shall be a "Non-Employee Director" as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

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(1) Includes a 10% stock dividend paid in December 2001.

(2) Mr. Storms and Dr. Tuggle each exercised options to purchase 1,100 shares in 1999 and hold options to purchase 15,400 shares.

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     Other than the proposed cancellation of the 96,800 outstanding options and the grant of 96,800 in replacement options, the Board does not propose to grant non-employee directors any additional awards under the Plan (other than Automatic Awards) without stockholder or SEC approval.

     The Board unanimously recommends that each stockholder vote "FOR" the ratification and approval of the proposed amendments to the 1997 Stock Incentive Plan, the cancellation of the outstanding Automatic Awards granted to non-employee directors of the Fund under the 1997 Stock Incentive Plan, and the reissuance of an equivalent number of Automatic Awards at the closing price of a share of common stock on the date of the 2003 Annual Meeting.

     Implementation of the foregoing transactions will be subject to the issuance by the SEC of an exemptive order permitting such transaction.